UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 18, 2002
(Date of earliest event reported)

International Absorbents Inc.
(Exact name of Registrant as specified in its charter)

Province of British Columbia, Canada	0-15673	None

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1569 Dempsey Road, North Vancouver, British Columbia, CANADA	V7K 1S8

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (604) 681-6181 not applicable

(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets.

     On October 18, 2002, International Absorbents Inc. (the “Registrant”), a British Columbia, Canada corporation, through its wholly-owned subsidiary, Absorption Corp. (“Absorption”), entered into a land purchase agreement (a Statutory Warranty Deed) with Copac Properties, LLC & Jansen, Inc. (“Copac/Jansen”) for the purpose of purchasing approximately 15.6 acres of bare land, described as Lots 4, 5, & 6 of the Grandview Light Industrial Park, Bellingham, Washington. The total purchase price of the land was $1,500,000, plus closing costs, and was determined through arms-length negotiations. Absorption paid Copac/Jansen in cash from the Company’s cash on hand. The date of closing was October 18, 2002.

     Currently, the operations of Absorption are being conducted in various locations in the Bellingham area. It is the intention of management to consolidate all local operations in new facilities to be built on the land.

ITEM 7. Financial Statement and Exhibits.

     None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ABSORBENTS INC.

Date October 31, 2002	/s/ Gordon Ellis

Gordon L. Ellis, Chairman of the Board